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                         [GRANT THORNTON LETTERHEAD]



January 21, 1998



Securities and Exchange Commission
Washington, DC  20549

RE:  Caribbean Cigar Company
     File No. 0-21081

Dear Sir or Madam:

We have read Item 4 of the Form 8-K of Caribbean Cigar Company dated January 21, 1998, and agree with the statements contained therein.

Very truly yours,



/s/  GRANT THORNTON LLP
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     GRANT THORNTON LLP

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